Ex 3.3

BYLAWS

of

XG TECHNOLOGY, INC.

(a Delaware corporation)

BYLAWS

of

XG TECHNOLOGY, INC.

(a Delaware corporation)

ARTICLE I

DEFINITIONS

As used in these Bylaws, the following words shall have the following meanings:

“Admission” means admission of Shares to trading on AIM.

“AIM” means Alternative Investment Market, a market operated by LSE.

“Applicable Corporation Statutes” means Delaware General Corporation Law.

“Board” means the board of Directors of the Corporation.

“Certificate of Incorporation” means the Certificate of Incorporation filed with the Delaware Secretary of State.

“Chairman” means the Chairman of the Board of the Corporation.

“Director” means any director of the Corporation.

“LSE” means London Stock Exchange plc.

“Securities Act” means the United States Securities Act of 1933, as amended.

“Share” or “Shares” means any share(s) in the capital of the Corporation.

“Shareholder” means any holder of Shares.

“Voting Rights” means the voting rights attributable to Shares which are exercisable at a meeting of Shareholders at the material time.

ARTICLE II MEETINGS OF SHAREHOLDERS

Section 1. Place of Meetings. Meetings of Shareholders shall be held within or without the State of Delaware at such place or places as the Board of Directors may from time to time determine.

Section 2. Annual Meeting. Annual meetings of Shareholders, for the purpose of electing directors and transacting such other business as may properly be brought before the meeting, shall be held on such date and at such time as the Board of Directors shall determine.

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Section 3. Special Meetings. Special meetings of Shareholders, for any purpose or purposes prescribed in the notice of the meeting and for the conduct of such business as may properly be brought before the meeting by or at the discretion of the Board of Directors or the chairman of the meeting, may be called by the Chairman of the Board or by a majority of the Board of Directors (either by written instrument signed by such majority or by a resolution duly adopted by the vote of such majority).

Section 4. Notice of Shareholder Meetings. Written notice of every meeting of Shareholders, annual or special, stating the place, date and time thereof and the purpose or purposes in general terms for which the meeting is called shall, not less than ten (10) nor more than sixty (60) days before the date on which the meeting is to be held, be given to each Shareholder of record entitled to vote at such meeting, and to any other Shareholder to whom the giving of notice may be required by law. Notice of a special meeting shall also state the purpose or purposes for which the meeting is called, and shall indicate that it is being issued by, or at the direction of, the person or persons calling the meeting. Such notice shall be delivered either personally by email, by facsimile or by first-class mail or telegraphic or other written communication, charges prepaid, addressed to each Shareholder at such Shareholder’s address as it appears upon the stock transfer books of the Corporation or, if such Shareholder shall have filed with the Secretary of the Corporation a written request that notices intended for him or her be mailed to some other address, then to the address designated in such request. Notice shall be deemed to have been given when delivered personally or deposited in the mail or sent by telegram or other means of written communication.

Section 5. Quorum.

(a) Except as otherwise provided by law or by the Certificate of Incorporation, at any meeting of Shareholders the presence at the commencement of such meetings in person or by proxy of the holders of a majority of the Shares of the issued and outstanding capital stock of the Corporation entitled to vote thereat shall be necessary and sufficient to constitute a quorum for the transaction of any business. The withdrawal of any Shareholder after the commencement of a meeting shall have no effect on the existence of a quorum, after a quorum has been established at such meeting. If two or more classes of stock are entitled to vote as separate classes upon any question, then, in the case of each such class, a quorum for the consideration of such question shall, except as otherwise provided by law or by the Certificate of Incorporation, consist of a majority in interest of all stock of that class entitled to vote.

(b) If a quorum should fail to attend any meeting, then either (i) the chairman of the meeting or (ii) the holders of a majority of the Shares present in person or represented by proxy and entitled to vote thereat shall have the power to adjourn the meeting to another place, date or time in accordance with Section 6 of this Article I. Subject to the requirements of law and the Certificate of Incorporation, on any issue on which two or more classes of stock are entitled to vote separately, no adjournment shall be taken with respect to any class for which a quorum is present unless the chairman of the meeting otherwise directs.

Section 6. Adjourned Meeting; Notice. When a meeting is adjourned to another place, date or time, unless this Section 6 otherwise requires, notice need not be given of the adjourned meeting if the place, date and time thereof are announced at the meeting at which the adjournment is taken. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting shall be given to each Shareholder of record entitled to vote at the meeting. At the adjourned meeting the Corporation may transact any business that might have been transacted at the original meeting.

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Section 7. Proxies and Voting.

(a) At every meeting of Shareholders, upon any matter properly brought before the meeting, except as otherwise provided in the Certificate of Incorporation, every Shareholder entitled to vote at such meeting shall have one vote for each Share of outstanding capital stock of the Corporation entitled to vote which is registered in such Shareholder’s name on the books of the Corporation. At each such meeting every Shareholder shall be entitled to vote in person or by proxy appointed by an instrument in writing subscribed by such Shareholder and bearing a date not more than three (3) years prior to the meeting at which it is offered, unless such instrument provides for a longer period during which it is to remain in force. Such instrument shall be exhibited to the Secretary at the meeting and shall be filed with the records of the Corporation.

(b) All voting, including on the election of directors but excepting where otherwise required by law or by the rules of any stock exchange or quotation system on which securities of the Corporation are listed or quoted, may, at the election of the chairman of the meeting, be by voice vote; provided, however, that upon demand by a Shareholder entitled to vote or by his or her proxy, or if the chairman of the meeting shall so determine, the vote for Directors or upon any other matter before the meeting shall be taken by ballot.

(c) All elections shall be determined by a plurality of the votes cast and, except as otherwise required by law, by the Certificate of Incorporation or by these Bylaws, all other matters shall be decided by a majority of the votes cast affirmatively or negatively by the holders of shares of outstanding capital stock of the Corporation entitled to vote and present in person or represented by proxy at the meeting.

Section 8. Shareholder List. A complete list of the Shareholders of record entitled to vote at any meeting of Shareholders, arranged in alphabetical order for each class of stock and showing the address of each such Shareholder and the number of Shares registered in his or her name, shall be open to the examination of any such Shareholder, for any purpose germane to the meeting, during ordinary business hours for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting or, if not so specified, at the place where the meeting is to be held. The list of the Shareholders of record shall also be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any Shareholder present at the meeting.

Section 9. Inspectors. The Board of Directors may, and to the extent required by law shall, in advance of any meeting of Shareholders, appoint one or more inspectors to act at the meeting and make a written report thereof. The Board of Directors may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at the meeting of Shareholders, the chairman of the meeting may, and to the extent required by law shall, appoint one or more inspectors at the meeting. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. The inspectors may appoint or retain other persons or entities to assist the inspectors in the performance of their duties.

Section 10. Action Without Meeting. Except as required by the Certificate of Incorporation, any action required or permitted to be taken at any annual or special meeting of Shareholders, or any action which may be taken at any annual or special meeting, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all Shares entitled to vote thereon were present and voted, and such written consent is filed with the minutes of proceedings of the Shareholders. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those Shareholders who have not consented in writing.

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Section 11. Organization. The Chairman of the Board or, in his or her absence, the Chief Executive Officer or, in his or her absence, the Chief Operating Officer or, in his or her absence, the Chief Financial Officer, shall call meetings of the Shareholders to order and shall act as chairman thereof. The Secretary of the Corporation, if present, shall act as secretary of all meetings of Shareholders and, in his or her absence, the chairman of the meeting may appoint a secretary.

Section 12. Conduct of Business. The chairman of any meeting of Shareholders shall determine the order of business and the procedures at the meeting, including such matters as the regulation of the manner of voting and the conduct of business. The date and time of the opening and closing of the polls for each matter upon which the Shareholders will vote at the meeting shall be announced at the meeting.

ARTICLE III

BOARD OF DIRECTORS

Section 1. Powers. The Board of Directors shall be responsible for the control and management of the affairs, property and interests of the Corporation, and may exercise all powers of the Corporation, except as are in the Certificate of Incorporation, these Bylaws or by law expressly conferred upon or reserved to the Shareholders.

Section 2. Number of Directors. The Board of Directors shall consist of at least three (3) or more members. The exact number of directors constituting the Board of Directors shall be fixed, and may be changed from time to time, by the Board of Directors pursuant to a resolution passed by a majority of the Board of Directors then in office, even if less than a quorum, at a duly held meeting of Directors. No reduction in the authorized number of Directors shall have the effect of removing any Director before that Director’s term of office expires. Directors need not be shareholders.

Section 3. Term of Office. Except for the initial Directors, who shall be elected by the incorporator of the Corporation, and except as otherwise provided in these Bylaws, Directors shall be elected at each annual meeting of Shareholders. Each Director so elected shall hold office for a period of two (2) years and until his or her successor is duly elected and qualified at the second annual meeting following the annual meeting at which such Director was elected, or until his or her earlier resignation, removal or death.

Section 4. Vacancies and Newly Created Directorships. If the office of any Director becomes vacant for any reason or if the number of Directors shall at any time be increased, the Board of Directors may fill such vacancy or newly created directorship pursuant to a resolution duly adopted by a majority of the Directors then in office, even if less than a quorum, and any Director so chosen shall hold office until the next annual meeting of Shareholders and until his or her successor is duly elected and qualified or until his or her earlier resignation, removal or death. The Shareholders may at any duly held meeting of Shareholders elect a Director to fill a vacancy or newly created directorship not filled by the Directors.

Section 5. Resignation. Any Director may resign at any time upon notice given in writing or by electronic transmission to the Corporation. Unless otherwise specified in such written notice, such resignation is effective when the resignation is delivered to the Corporation, and the acceptance of such resignation shall not be necessary to make it effective.

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Section 6. Removal by Shareholders. Unless otherwise restricted by law or by the Certificate of Incorporation, any Director or the entire Board of Directors may be removed, with or without cause, at a duly held meeting of Shareholders by the holders of a majority of the shares of outstanding capital stock of the Corporation then entitled to vote on the election of Directors.

Section 7. Regular Meetings. Regular meetings of the Board of Directors may be held without notice at such place, within or without the State of Delaware, on such dates and at such times as shall be determined from time to time by the Board of Directors. A regular meeting of the Board of Directors may also be held without notice immediately following the annual meeting of Shareholders at the place where such meeting is held.

Section 8. Special Meetings. Special meetings of the Board of Directors may be called by the Chairman of the Board, any two of the directors then in office, the Chief Executive Officer or, if no person holds such office, the President. Notice of the place, date and time of each such special meeting shall be given to each Director by whom it is not waived by (i) mailing written notice not fewer than four (4) days before the meeting or (ii) emailing, telegraphing, transmitting a facsimile of or personally delivering written notice or giving telephonic notice not fewer than 48 hours before the meeting. Unless otherwise indicated in the notice thereof, any and all business may be transacted at a special meeting.

Section 9. Participation by Telephone Conference Call. Members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors, or of any such committee, by means of telephone conference or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

Section 10. Quorum and Vote Required for Action. Except as may be otherwise provided by law, by the Certificate of Incorporation or by these Bylaws, a majority of the authorized number of Directors shall constitute a quorum for the transaction of business. At all meetings of the Board, each Director present shall have one vote irrespective of the number of shares of stock, if any, which such Director may hold. The affirmative vote of a majority of the Directors present at a duly held meeting at which there is a quorum present shall be the act of the Board of Directors. A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of Directors, if any action taken is approved by at least a majority of the required quorum for the meeting.

Section 11. Adjournment. A majority of the Directors present, whether or not constituting a quorum, may adjourn any meeting to another time and place, and no further notice thereof need be given other than announcement of the adjournment at the meeting so adjourned. At the adjourned meeting, the Board of Directors may transact any business that might have been transacted at the original meeting.

Section 12. Action Without Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting, if a written consent thereto is signed by all members of the Board of Directors or of such committee, as the case may be, and such written consent is filed with the minutes of proceedings of the Board of Directors or committee.

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Section 13. Compensation. Directors and members of committees may receive such compensation, if any, for their services and such reimbursement of expenses as may be fixed or determined by resolution of the Board of Directors. This Section shall not be construed to preclude any Director from serving the Corporation in any other capacity as an officer, agent, employee or otherwise and receiving compensation for those services.

ARTICLE IV

COMMITTEES OF DIRECTORS

Section 1. Committees of the Board of Directors. The Board of Directors, by vote of a majority of the authorized number of Directors, may at any time designate one or more committees, each consisting of two or more Directors of the Corporation. The Board of Directors may designate one or more Directors as alternate members of any such committee who may then replace any absent or disqualified member at any meeting of the committee. In lieu of such action by the Board of Directors, in the absence or disqualification of any member of a committee, the committee members present at any meeting and not disqualified from voting, regardless of whether they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Except as otherwise provided by law, by the Certificate of Incorporation or by these Bylaws, any such committee, to the extent provided in resolutions duly adopted by the Board of Directors, shall have and may exercise all powers and authority of the Board of Directors in the direction of the management of the business and affairs of the Corporation. Unless otherwise prescribed by the Board of Directors, a majority of the members of the committee shall constitute a quorum for the transaction of business, and the affirmative vote of a majority of the members present at a duly held meeting at which there is a quorum present shall be the act of such committee. Each committee shall determine its own rules for calling and holding meetings and its own methods of procedure, subject to any rules prescribed by the Board of Directors, and shall keep a written record of all actions taken by such committee.

Section 2. Term of Office. Each member of a committee shall hold office until the first meeting of the Board of Directors following the annual meeting of Shareholders at which such member is not re-elected to the Board of Directors (or until such other time as the Board of Directors may determine, either in the vote establishing the committee or at the election of such member or otherwise) and until his or her successor is duly elected and qualified or until he or she sooner resigns, is removed, dies, is replaced by change of membership or becomes disqualified by ceasing to be a Director, or until the committee is sooner abolished by the Board of Directors.

Section 3. Audit Committee. Without limiting the generality of the foregoing, the Board of Directors shall designate annually an Audit Committee consisting of not less than two (2) Directors as it may from time to time determine, none of whom shall be an officer or employee of the Corporation. The Audit Committee shall select independent public accountants to audit the books of account and other appropriate corporate records of the Corporation annually and at such other times as the Board of Directors shall determine by resolution, and shall review with such independent accountants the Corporation’s financial statements, basic accounting and financial policies and practices, adequacy of controls, standard and special tests used in verifying the Corporation’s statements of account and in determining the soundness of the Corporation’s financial condition. The Audit Committee shall report to the Board of Directors the results of such reviews, review the policies and practices pertaining to publication of quarterly and annual statements to assure consistency with audited results and the implementation of policies and practices recommended by the independent accountants, ensure that suitable independent audits are made of the operations and results of subsidiaries and affiliates and monitor compliance with the Corporation’s code of business conduct. The Audit Committee shall have such other duties, functions and powers as the Board of Directors may from time to time prescribe and as may be required from time to time by the rules of any stock exchange or quotation system on which securities of the Corporation are listed or quoted.

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Section 4. Compensation Committee. Without limiting the generality of the foregoing, the Board of Directors shall designate annually a Compensation Committee consisting of not less than two (2) Directors as it may from time to time determine, none of whom shall be an officer or employee of the Corporation. The Compensation Committee shall review on an annual basis the compensation paid to employees and officers of the Corporation and shall report to the Board of Directors the result of such reviews, and their recommendations for any adjustments to such employee and officer compensation. The Compensation Committee shall have such other duties, functions and powers as the Board of Directors may from time to time prescribe and as may be required from time to time by the rules of any stock exchange or quotation system on which securities of the Corporation are listed or quoted.

ARTICLE V

OFFICERS

Section 1. Officers. The officers of the Corporation shall consist of a Chairman of the Board, a Chief Executive Officer or President, or both, a Chief Financial Officer, a Chief Operating Officer, a Secretary and, in the discretion of the Board of Directors, a Chief Operating Officer and one or more Executive Vice Presidents, Vice Presidents, Assistant Vice Presidents, Assistant Secretaries and such other officers as the Board of Directors deems necessary or appropriate. Any officer other than the Chairman may be, but is not required to be, a Director of the Corporation, unless otherwise provided by these Bylaws, the Certification of Incorporation or by law. The officers of the Corporation shall be elected by the Board at the regular annual meeting of the Board of Directors following the annual meeting of the Shareholders. Except as may be expressly set forth in a written employment contract between the Corporation and an officer or in a resolution duly adopted by the Board of Directors, each officer shall hold office until his or her successor is duly elected and qualified or until his or her earlier resignation, removal or death. The powers and duties of more than one office may be exercised and performed by the same person.

Section 2. Vacancies. Any vacancy in any office may be filled for the unexpired portion of the term by the Board of Directors at any regular or special meeting.

Section 3. Chairman of the Board; Vice Chairman of the Board. The Chairman of the Board of Directors, if there be such an officer, shall be a member of the Board of Directors and shall preside at its meetings. The Chairman of the Board shall advise and counsel with the Chief Executive Officer or, if no person holds such office, the President, and shall perform such duties as from time to time may be assigned to him or her by the Board of Directors or prescribed by these Bylaws. The Board of Directors may also elect a Vice Chairman of the Board who, if there be such an officer, shall be a member of the Board of Directors and may preside at its meetings. Any person occupying the position or having the title of Chairman of the Board or Vice Chairman of the Board shall not, merely in such capacity or because of such title, be either an officer or employee of the Corporation unless the Board duly adopts a resolution with respect to such person subsequent to his or her election to such position specifically designating such position as an officer and/or employee position specifically with respect to such person.

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Section 4. Chief Executive Officer. Subject to such supervisory powers, if any, as may be given by the Board of Directors to the Chairman of the Board, if there be such an officer, and subject to the control of the Board of Directors, the Chief Executive Officer of the Corporation, if there be such an officer, shall have general supervision, direction and control of the business and officers of the Corporation. Subject to the Board of Directors, the Chief Executive Officer shall be the final arbiter in all differences among the officers of the Corporation and his or her decision as to any matter affecting the Corporation shall be final and binding as among the officers of the Corporation. The Chief Executive Officer shall have the general powers and duties of management usually vested in the office of chief executive officer of a corporation and shall have such other powers and perform such other duties as may be assigned to him or her from time to time by the Board of Directors or prescribed by these Bylaws.

Section 5. President. Subject to such supervisory powers, if any, as may be given by the Board of Directors to the Chairman of the Board and the Chief Executive Officer of the Corporation, if there be such an officer or officers, and subject to the control of the Board of Directors, the President of the Corporation, if there be such an officer, shall have such general powers and duties of management as may be assigned to him or her from time to time by the Board of Directors, the Chairman of the Board or the Chief Executive Officer of the Corporation or prescribed by these Bylaws. If no Chief Executive Officer shall have been elected, the President shall perform all the duties of the Chief Executive Officer and when so acting shall have all the powers of, and be subject to all the restrictions upon, the Chief Executive Officer.

Section 6. Executive Vice Presidents, Vice Presidents and Other Officers. Each Executive Vice President, Vice President, Assistant Vice President and such other officer as may be duly elected under these Bylaws shall have and exercise such powers and shall perform such duties as from time to time may be assigned to such officer by the Board of Directors, the Chairman of the Board, the Chief Executive Officer or the President or prescribed by these Bylaws.

Section 7. Secretary. The Secretary shall keep the minutes of all meetings of the Shareholders and of the Board of Directors in books provided for that purpose, see that all notices are duly given in accordance with the provisions of law and these Bylaws, be custodian of the records and of the corporate seal or seals of the Corporation and see that the corporate seal is affixed to all documents the execution of which, on behalf of the Corporation under its seal, is duly authorized and, when the seal is so affixed, the Secretary may attest the same. In general, the Secretary shall perform all duties incident to the office of secretary of a corporation and such other duties as from time to time may be assigned to him or her by the Board of Directors or the Chairman of the Board or prescribed by these Bylaws.

Section 8. Assistant Secretaries. The Assistant Secretaries, if there be any such officers, in order of their seniority shall, in the absence of the Secretary, perform the duties and exercise the powers of the Secretary and shall perform such other duties as the Board of Directors shall assign to them or as from time to time may be assigned to them by the Chairman of the Board or the Secretary.

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Section 9. Chief Financial Officer. The Chief Financial Officer of the Corporation shall keep and maintain, or cause to be kept and maintained, adequate and correct accounts of the properties and business transactions of the Corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, surplus and shares. The books of account shall at all reasonable times be open to inspection by any director. The Chief Financial Officer shall deposit all monies and other valuables in the name and to the credit of the Corporation with such depositories as may be designated by the Board of Directors. The Chief Financial Officer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, shall render to the Chief Executive Officer, President and Board of Directors, whenever they request it, an account of all of his or her transactions as Chief Financial Officer and of the financial condition of the Corporation; shall have such other powers and perform such other duties as may be assigned to him or her by the Board of Directors or prescribed by these Bylaws; and shall perform such other duties consistent therewith as may be assigned to him or her by the Chief Executive Officer or, if no person holds such office, the President.

Section 10. Chief Operating Officer. Subject to such supervisory powers, if any, as may be given by the Board of Directors to the Chairman of the Board and the Chief Executive Officer of the Corporation, if there be such an officer or officers, and subject to the control of the Board of Directors, the Chief Operating Officer, if there be such an officer, shall have such general powers and duties of management of the operations of the Corporation as may be assigned to him or her from time to time by the Board of Directors, the Chairman of the Board or the Chief Executive Officer of the Corporation or prescribed by these Bylaws.

Section 11. Subordinate Officers. The Board of Directors may appoint such subordinate officers as the Board may deem desirable. Each such officer shall hold office for such period, have such authority and perform such duties as the Board of Directors may prescribe. The Board of Directors may, from time to time, authorize any officer to appoint and remove subordinate officers and to prescribe the powers and duties thereof.

Section 12. Compensation. The Board of Directors shall fix the compensation of all officers of the Corporation. The Board may authorize any officer upon whom the power of appointing subordinate officers may have been conferred to fix the compensation of such subordinate officers.

Section 13. Resignation. Any officer may resign at any time upon notice given in writing or by electronic transmission to the Corporation. Unless otherwise specified in such written notice, such resignation is effective when the resignation is delivered to the Corporation, and the acceptance of such resignation shall not be necessary to make it effective.

Section 14. Removal. Any officer of the Corporation may be removed, with or without cause, by action of the Board of Directors or the Chief Executive Officer or if no person holds such office, the President.

Section 15. Sureties and Bonds. In case the Board of Directors shall so require, any officer, employee or agent of the Corporation shall execute to the Corporation a bond in such sum, and with such surety or sureties as the Board may direct, conditioned upon the faithful performance of his duties to the Corporation, including responsibility for negligence and for the accounting for all property, funds or securities of the Corporation which may come into his hands.

Section 16. Loans to Directors or Executive Officers. The Corporation may not, directly or indirectly, including through any subsidiary, extend or maintain credit, arrange for the extension of credit, or renew an extension of credit, in the form of a personal loan, to, or for any director or executive officer (or equivalent thereof) in contravention of applicable law (including, without limitation, Section 402 of the Sarbanes-Oxley Act of 2002 and any regulations promulgated thereunder).

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ARTICLE VI

STOCK

Section 1. Restrictions, Pre-emptive Rights, Takeover Provisions and Disclosure of Interests. All Shares of stock of the Corporation are subject to restrictions, pre-emptive rights, takeover provisions and disclosure of interest requirements set forth in the Certificate of Incorporation.

Section 2. Certificate of Shares of Stock and Uncertificated Shares.

(a) The certificates representing shares of the Corporation shall be in such form as shall be adopted by the Board, and shall be numbered and registered in the order issued. They shall bear the holder’s name and the number of shares, and shall be signed by (i) the Chairman of the Board or the President or a Vice President, or a Chief Financial Officer, and (ii) the Secretary or Treasurer, or any Assistant Secretary or Assistant Treasurer, and shall bear the corporate seal.

(b) Notwithstanding subparagraph (a) above, the Board of Directors may provide by resolution or resolutions that some or all of the Shares of the Corporation may be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation.

(c) No certificate representing shares or uncertificated shares shall be issued until the full amount of consideration therefor has been paid, except as otherwise permitted by law.

Section 3. Lost or Destroyed Certificates. The holder of any certificate representing Shares of the Corporation shall immediately notify the Corporation of any loss, theft or destruction of the certificate representing the same. The Corporation may issue a new certificate of stock or uncertificated shares in place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed. On production of such evidence of loss, theft or destruction as the Board in its discretion may require, the Board may, in its discretion, require the owner of the lost, stolen or destroyed certificate, or his legal representatives, to give the Corporation a bond in such sum as the Board may direct, and with such surety or sureties as may be satisfactory to the Board, to indemnify the Corporation against any claims, loss, liability or damage it may suffer on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate or uncertificated shares.

Section 4. Transfer of Shares. The Shares of the stock of the Corporation shall be transferred on the books of the Corporation by the holder thereof in person or by his or her attorney lawfully constituted, upon surrender for cancellation of the certificate or certificates representing such Shares of stock, if such Shares of stock are represented by a certificate, and upon presentment of an assignment and power of transfer duly executed, with such proof or guaranty of the authenticity of the signature as the Corporation or its agents may reasonably require.

The Corporation shall be entitled to treat the holder of record of any Share or Shares of stock as the holder in fact thereof and accordingly shall not be bound to recognize any equitable or other claim to or interest in such Share or Shares on the part of any other person whether or not it shall have express or other notice thereof, save as expressly provided by law or by the Certificate of Incorporation. It shall be the duty of each Shareholder to notify the Corporation of his or her address.

Notwithstanding the above, the Company will not register any subsequent transfer of Shares of stock which is issued or sold pursuant to Regulation S under the Securities Act unless such subsequent transfer is made in accordance with the provisions of Regulation S, pursuant to registration under the Securities Act or pursuant to an available exemption from registration under the Securities Act.

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Section 5. Record Dates.

(a) In order that the Corporation may determine the Shareholders entitled to notice of or to vote at any meeting of Shareholders or any adjournment thereof or to receive payment of any dividend or other distribution or allotment of any rights or to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which record date shall not precede the date on which the resolution fixing the record date is adopted and which record date shall not be more than sixty (60) nor less than ten (10) days before the date of any meeting of Shareholders nor more than sixty (60) days prior to the time for any other action (if such other action is permitted by the Certificate of Incorporation). Only such shareholders as shall be Shareholders of record on the date so fixed shall be entitled to notice of, and to vote at, any such meeting or to receive payment of any such dividend or other distribution, or to receive such allotment of rights, or to exercise such rights, as the case may be, notwithstanding any transfer of any stock on the books of the Corporation after any record date fixed as aforesaid. If no such record date is so fixed by the Board, the record date shall be determined by applicable law.

(b) A determination of Shareholders of record entitled to notice of or to vote at a meeting of Shareholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

ARTICLE VII

DEPOSITARY INTERESTS

The Board is authorized to make such arrangements as it may determine is necessary in order to enable Shares to be represented by and exchanged for depositary interests which are eligible to be held and transferred in uncertificated form in a computer-based system whether located in the United Kingdom or in any other country. Notice of any such arrangements shall be provided to Shareholders in such manner as the Board may decide.

ARTICLE VIII

SEVERABILITY PROVISIONS

Section 1. If any provision of Articles VIII of these Bylaws (the “Inserted Provisions”) or any part of any such provision is held under any circumstances to be invalid or unenforceable in any jurisdiction, then:

(a)	such provision or part thereof shall, with respect to such circumstances and in such jurisdiction, be deemed amended to conform to all applicable laws so as to be valid and enforceable to the fullest possible extent;

(b)	the invalidity or unenforceability of such provision or part thereof under such circumstances and in such jurisdiction shall not affect the validity or enforceability of such provision or part thereof under any other circumstances or in any other jurisdiction; and

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(c)	the invalidity or unenforceability of such provision or part of any Inserted Provision shall not affect the validity or enforceability of the remainder of such provision or the validity or enforceability of any other provision of any other Inserted Provision. Each provision of each Inserted Provision is separable from every other provision of any other Inserted Provision, and each part of each provision of each Inserted Provision is separable from every other part of such provision.

ARTICLE IX

EXECUTION OF DOCUMENTS

Section 1. Execution of Checks, Notes, etc. All checks and drafts on the Corporation’s bank accounts and all bills of exchange and promissory notes, and all acceptances, obligations and other instruments for the payment of money, shall be signed by such officer or officers, or agent or agents, as shall be thereunto authorized from time to time by the Board of Directors which may in its discretion authorize any such signatures to be facsimile.

Section 2. Execution of Contracts, Assignments, etc. Unless the Board of Directors, the Chief Executive Officer or, if no person holds such office, the President, shall have otherwise provided generally or in a specific instance, all contracts, agreements, endorsements, assignments or other instruments shall be signed by the Chief Executive Officer, the President, the Chief Financial Officer or the Chief Operating Officer. The Board of Directors may, however, in its discretion, require any or all such instruments to be signed by any two or more of such officers or may permit any or all of such instruments to be signed by such other officer or officers, agent or agents, as the Board of Directors shall thereunto authorize from time to time.

Section 3. Voting of Stock Owned by the Corporation. The Chief Executive Officer, the President, the Secretary or any other officer designated by the Board of Directors may, on behalf of the Corporation, attend, vote and grant proxies to vote with respect to shares of stock of other companies standing in the name of the Corporation.

ARTICLE X

DIVIDENDS

Subject to applicable law, dividends may be declared and paid out of any funds available therefore, as often, in such amounts, and at such time or times as the Board of Directors may determine.

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ARTICLE XI

INDEMNIFICATION

Section 1. Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director or officer of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans (hereinafter an “indemnitee”), whether the basis of such proceeding is alleged action in an official capacity as a director or officer or in any other capacity while serving as a director or officer, shall be indemnified and held harmless by the Corporation to the fullest extent permitted by the Applicable Corporation Statutes, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than permitted prior thereto), against all expense, liability and loss (including attorneys’ fees, judgments, fines, excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith, and such indemnification shall continue as to an indemnitee who has ceased to be a director or officer, and shall inure to the benefit of the indemnitee’s heirs, executors and administrators; provided, however that, except as provided in Section 2 of this Article XI, with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. The right to indemnification conferred in this Article XI shall be a contract right and, to the extent not prohibited by applicable law (including, without limitation, Section 402 of the Sarbanes-Oxley Act of 2002 and any regulations promulgated thereunder), shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition (hereinafter an “advancement of expenses”); provided, however that, if the Applicable Corporation Statutes so requires, an advancement of expenses incurred by an indemnitee in his or her capacity as a director or officer shall be made only upon delivery to the Corporation of an undertaking (hereinafter an “undertaking”), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a “final adjudication”) that such indemnitee is not entitled to be indemnified for such expenses under this Article or otherwise.

Section 2. Right of Indemnitee to Bring Suit. If a claim under Section 1 of this Article XI is not paid in full by the Corporation within thirty (30) days after a written claim has been received by the Corporation, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In (a) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (b) in any suit by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking the Corporation shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met the applicable standard of conduct set forth in the Applicable Corporation Statutes. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel or its shareholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the Applicable Corporation Statutes, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel or its shareholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Article XI or otherwise shall be on the Corporation.

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Section 3. Non-Exclusivity of Rights. The rights to indemnification and to the advancement of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Article XI shall not be exclusive of any other right which any person may have or hereafter acquire under the Certificate of Incorporation of the Corporation or any statute, bylaw, agreement, vote of shareholders or disinterested directors or otherwise. The Board of Directors may adopt bylaws from time to time with respect to indemnification to provide at all times the fullest indemnification authorized by the Applicable Corporation Statutes.

Section 4. Indemnification of Employees and Agents. The Corporation may, to the extent authorized from time to time by the Board of Directors, grant to any person serving as an employee or agent of the Corporation and to any person serving at the request of the Corporation as an employee or agent of another corporation or of any partnership, joint venture, trust or other organization or enterprise, including service with respect to employee benefit plans, rights to indemnification and to the advancement of expenses to the fullest extent of the provisions of this Article XI with respect to the indemnification of, and the advancement of expenses to, directors and officers of the Corporation.

Section 5. Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Applicable Corporation Statutes.

ARTICLE XII

MISCELLANEOUS

Section 1. Inspection of Books. The Board of Directors shall determine from time to time whether, and if allowed, to what extent and at what time and places and under what conditions and regulations, the accounts and books of the Corporation (except such as may by law be specifically open to inspection), or any of them, shall be open to the inspection of the Shareholders, and no Shareholder shall have any right to inspect any account or book or document of the Corporation, except as conferred by the laws of the State of Delaware, unless and until authorized so to do by a duly adopted resolution of the Board of Directors or of the shareholders of the Corporation.

Section 2. Fiscal Year. The fiscal year of the Corporation shall be determined from time to time by vote of the Board of Directors. In the absence of such determination, the fiscal year shall be the calendar year.

Section 3. Corporate Seal. The corporate seal shall be circular in form and shall contain the name of the Corporation, the year of its creation and words to the effect “CORPORATE SEAL DELAWARE.” Such seal may be used by causing it or a facsimile thereof to be impressed or affixed or otherwise reproduced.

Section 4. Waiver of Notice. Notice of any meeting of Shareholders or Directors need not be given to any person entitled thereto (a) who signs a waiver of notice or a consent to holding the meeting or an approval of the minutes thereof, whether before or after the meeting, or (b) who attends the meeting, except when the person attends the meeting for the express purpose of objecting, at the commencement of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. All such waivers, consents and approvals shall be filed with the corporate records or made part of the minutes of the meeting. Neither the business to be transacted at, nor the purpose of, any such meeting need be specified in any written waiver of notice or in any written consent to the holding of the meeting.

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Section 5. Borrowing.

(a)    Subject as provided in this Section 5, the Board of Directors has the authority to mortgage or place a lien upon all or any part of its undertaking, property, assets (present and future) and capital and, to issue debentures and other securities, whether outright or as collateral security for any guarantee, debt, liability or obligation of the Corporation or of any third party.

(b)    The Board of Directors shall restrict the borrowings of the Corporation and exercise all voting and other rights or powers of control exercisable by the Corporation in relation to its subsidiary undertakings (if any) so as to provide (but with respect to any debt incurred by any subsidiary only to the extent it can provide) that the aggregate principal amount of all borrowings by the Group outstanding at any time (exclusive of any borrowings which are owed by any Group company to another Group company and subject to Sections 5(c)2 and 5(c)5 of this Article XII below) shall not without the affirmative vote of the holders of a majority of the Shares present in person or represented by proxy at the meeting of Shareholders of the Corporation at which such action shall be approved and entitled to vote on the subject matter and which has actually been voted, exceed an amount equal to three times the Adjusted Capital and Reserves.

(c) Interpretation of Sections 5(b) to 5(g).

1.	For the purposes of the provisions of this Section 5:

1.1 “Adjusted Capital and Reserves” shall mean the aggregate of:

(i)	the amount paid for Shares and on any Shares that have been unconditionally reserved but not issued; and

(ii)	the amounts standing to the credit of the reserves of the Group (including any share premium account, capital redemption reserve and revaluation reserve or the equivalent) after adding any credit balance or deducting any debit balance on the profit and loss account, as shown in the Latest Accounts but after:

(iii)	making such adjustments as may be appropriate to reflect any variations since the date of the Latest Accounts in such share capital or reserves and so that for this purpose if the Corporation proposes to issue or has issued any Shares for cash and the issue has been underwritten or agreed to be subscribed or taken up then these Shares shall be deemed to have been allotted and the amount (including any premium) of the subscription moneys or consideration payable (not being moneys payable later than six months after the date of allotment) shall be deemed to have been paid up on the date when the issue of such Shares was underwritten or agreed to be subscribed or taken (or if such underwriting or subscription or purchase was conditional, on the date when it becomes unconditional);

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(iv)	making such adjustments as may be appropriate to reflect any variations since the date of the Latest Accounts in the interests of the Corporation in its subsidiary undertakings (including any undertaking which was not a subsidiary undertaking at that date but which is so as at the relevant time) and any undertaking which was a subsidiary undertaking at the date of the Latest Accounts but which is no longer so at the relevant time and any variations as result of the transaction in relation to which the calculation falls to be made;

(v)	excluding any sums attributable to outside interests in any subsidiary undertaking;

(vi)	deducting any distributions declared, recommended or made by a Group company (to a person other than another Group company) out of profits earned up to and including the date of the Latest Accounts (to the extent that any such distributions are not provided for in such Accounts);

(vii)	adding back amounts attributable to goodwill (other than goodwill arising on consolidation) and any other intangible asset and, if not otherwise taken into account, amounts attributable to minority interests in subsidiary undertakings;

(viii)	deducting amounts set aside for taxation;

(ix)	making such other adjustments (if any) as the auditors of the Corporation may consider appropriate.

1.2	“Borrowings” shall, subject to Sections 5(c)1.2(viii) to 5(c)1.2(xii) of this Article XV below, be deemed to include the following:

(i)	the principal amount for the time being outstanding and owing by a Group company in respect of any debenture whether issued for cash or otherwise other than a debenture for the time being owned by a Group company;

(ii)	the principal amount raised by the Group company by acceptances under any acceptance credit opened on its behalf and in its favour by any bank or financial institution (not being acceptances in respect of the purchase or sale of goods or the provision of services in the ordinary course of business which are outstanding for six months or less);

(iii)	the nominal amount of any Share and the principal amount of any debenture or borrowings of any person to the extent that the payment or redemption or repayment is the subject of a guarantee or indemnity or security given by a Group company or which any Group company may be required to purchase but excluding any such Shares which are for the time being beneficially owned by, and any such borrowings which are for the time being owed to a Group company;

(iv)	the nominal amount of any share (other than equity share capital) of any subsidiary undertaking owned otherwise than by any Group company;

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(v)	any fixed or minimum premium payable on final redemption or repay-ment of any debentures, share capital or other borrowing or deemed borrowings failing to be taken into account;

(vi)	any amount in respect of a financing lease payable by a Group company which would be shown as being so payable in a balance sheet prepared in accordance with the accounting principles used in the preparation of the Latest Accounts; and

(vii)	any part of the purchase price of any asset acquired by any Group company, the payment of which is deferred beyond the date of completion of the conveyance, assignment or transfer of the legal title to such assets, or no such conveyance, assignment or transfer is to take place within six months after the date on which the contract for such purchase is entered into or (if later) becomes unconditional, beyond that date.

but to exclude the following:

(viii)	borrowings by a Group company to finance any contract in respect of which any part of the amount receivable under the contract by that or any other Group company is guaranteed or insured by any government, governmental agency or body or by a person (not being a Group company) carrying on the business of providing credit insurance, up to an amount equal to that part of the amount receivable under the contract which is so guaranteed or insured;

(ix)	borrowings by a Group company before, and outstanding after, it becomes a subsidiary undertaking of the Corporation and amounts secured on an asset before, and remaining so secured after, it is acquired by a Group company until six months after the undertaking becomes a subsidiary undertaking or the asset is acquired, as the case may be;

(x)	any guarantee or indemnity given by any Group company in respect of any amount or obligation deemed not to be moneys borrowed under Section 5 of this Article XV;

(xi)	any amount payable under any hire purchase agreement, credit sale agreement, operating lease or similar agreement which is not a finance lease for the purposes of Section 5(c)1.2(vi) of this Article XV above; and

(xii)	borrowings incurred by a Group company for the purposes of repaying within six months of the borrowing all or any part of any borrowing made by it or another Group company, pending their application for that purpose during the period.

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1.3	“Excepted Foreign Currency Borrowings” means borrowings denominated or repayable in a currency other than sterling which have the benefit of a government agency exchange cover scheme, forward currency contract, currency option back-to-back loan, swap or other arrangement taken out or entered into to reduce the risks associated with fluctuations in the exchange rates;

1.4	“Group” means the Corporation and its subsidiary undertakings from time to time and Group company means any one of them;

1.5	“Latest Accounts” means:

(i)	the latest audited balance sheet of the Corporation; or

(ii)	(where the Corporation prepares an audited consolidated balance sheet in respect of the Group), the latest audited consolidated balance sheet of the Group together, in either case, with the latest audited balance sheet of any subsidiary undertaking of the Corporation which is not included above.

If the Corporation prepares its main audited consolidated balance sheet in accordance with one accounting convention and a supplementary balance sheet in accordance with another convention the main one shall be taken as the audited consolidated balance sheet;

1.6	“outside interests” means the proportion of the nominal amount of the issued equity share capital of a partly owned subsidiary undertaking which is not attributable, directly or indirectly, to the Corporation;

1.7	“subsidiary undertaking” means a subsidiary undertaking of the Corporation, as that term is defined in the UK Companies Act.

2	For the purposes of any calculation under Section 5 of this Article XV:

2.1	borrowings by a partly owned subsidiary undertaking and not owing to another Group company shall (notwithstanding Section 5(c)1.2) of this Article XV be taken into account subject to the exclusion of a proportionate amount of such borrowings corresponding to the outside interests;

2.2	borrowings owing to a partly owned subsidiary undertaking by another Group company shall (subject to Section 5(c)1.2 and Section 5(c)2.3 of this Article XV below) be taken into account to the extent of the proportionate amount of such borrowings corresponding to the outside interests;

2.3	in the case of borrowings and moneys owing to a partly owned subsidiary undertaking by another partly owned subsidiary undertaking, the proportion which would otherwise be taken into account under Section 5(c)2.2 of this Article XV above shall be reduced by the exclusion of a proportionate amount of such borrowings corresponding to the outside interests in the borrowing subsidiary undertaking;

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2.4	no amount shall be taken into account more than once in any calculation of moneys borrowed; and

2.5	any borrowing denominated or repayable, or any cash deposited, in a currency other than sterling shall:

(i)	with the exception of Excepted Foreign Currency Borrowings, be translated into sterling at the rate of exchange in London at the close of business on the last business day before the date on which the calculation is made or, if it would result in a lower figure, at the rate of exchange in London at the close of business on the date of the Latest Accounts and so that, for these purposes, the rate of exchange in London shall be taken as the spot rate quoted by a London clearing bank selected by the Board of Directors for the purchase by the Corporation of the currency and amount in question for sterling; and

(ii)	in the case of any Excepted Foreign Currency Borrowings, at the rate of exchange applicable to such borrowings on their repayment to the extent that such rate is fixed under the scheme or other arrangement in connection with which the borrowing arises, provided that, where it is not possible to determine such rate, the borrowing shall be translated into sterling on such basis as may be agreed with, or determined by, the auditors or otherwise in accordance with the provisions of Section 5(c)2.5(i) of this Article XV.

3.	In determining the amount of any borrowings or debentures or of any share capital for the purpose of Section 5 of this Article XV there shall be taken into account the nominal or principal amount thereof (or, in the case of partly-paid debentures or shares, the amount for the time being paid up thereon) together with any fixed or minimum premium payable on final repayment or redemption.

4.	If moneys are borrowed or debentures or Shares are issued on terms that they may be repayable or redeemable (or that any Group company may be required to purchase them) earlier than their final maturity date (whether by exercise of an option on the part of the issuer or the creditor (or a trustee for the creditor) or the Shareholder, by reason of a default or for any other reason) at a premium or discount to their nominal or principal amount then there shall be taken into account the amount (or the greater or greatest of two or more alternative amounts) which would, if those circumstances occurred, be payable on such repayment, redemption or purchase at the date as at which the calculation is being made.

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5.	There shall be offset against the amount of the borrowings any amounts beneficially owned by a Group company which represent the value of cash deposited and which would be shown as a current asset in a balance sheet prepared in accordance with the accounting principles used in the preparation of the Latest Accounts, subject, in the case of any such items which are beneficially owned by a partly owned subsidiary undertaking, to the exclusion of a proportionate amount of those items corresponding to outside interests in that subsidiary undertaking. For these purposes, cash deposited means an amount equal to the aggregate for the time being of all cash deposits with any bank or other person (not being a Group company), the realizable value of any certificates issued by governments and companies and other readily realizable deposits.

(d)          Fluctuating rates of exchange. The Corporation shall not be in breach of the borrowing limit under Section 5 of this Article XV by reason of the limit being exceeded as a result only of any fluctuation in rates of exchange provided that within six months of the Board of Directors becoming aware of any such fluctuation or change which would but for this provision have caused such a breach, the aggregate principal amount of all borrowings by the Group in accordance with Section 5 of this Article XV is reduced to an amount not exceeding the said limit.

(e)          Changes in legislation. If as a result of any change in legislation relating to or affecting taxation matters, any amount payable by a Group company in respect of any financing lease shall increase and if in consequence the borrowing limit under Section 5 of this Article XV is exceeded, an amount of moneys borrowed equal to the excess may be disregarded until the expiration of six months after the date on which the Board of Directors becomes aware that such a situation has arisen.

(f)          Validity of borrowing arrangements. No person dealing with the Corporation or any of its subsidiary undertakings shall be concerned to see or inquire whether the limit imposed under Section 5(b) of this Article XV is observed, and no debt incurred or security given in excess of such limit shall be void or voidable at the instance of the Corporation or any other Group company unless the lender or the recipient of the security had, at the time when the debt was incurred or security given, express notice that the limit had been or would thereby be exceeded.

(g)          Certification of auditors.

(i)	A certificate or report by the auditors as to the amount of Adjusted Capital and Reserves or the amount of borrowings or to the effect that the limit imposed by Section 5 of this Article XV has or has not been or will or will not be exceeded at any particular time or times shall be conclusive evidence of the amount or of that fact. Nevertheless, for the purposes of Section 5 of this Article XV, the Directors may act in reliance on a bona fide estimate of the amount of the Adjusted Capital and Reserves at any time and if in consequence, the limit hereinbefore contained is inadvertently exceeded, an amount of borrowed moneys equal to the excess may be disregarded until the expiration of three months after the date on which by reason of a determination of the auditors or otherwise the Directors become aware that such a situation has or may have arisen.

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(ii)	Save as otherwise provided in Section 5 of this Article XV, the latest audited balance sheet adopted as the main or principal balance sheet of the Corporation or any of its subsidiaries whether prepared on an historic cost basis or a current cost accounting basis or on any other generally accepted accounting principles shall be definitive for the purposes of establishing the Adjusted Capital and Reserves.

ARTICLE XIII

AMENDMENTS

Except as expressly provided by these Bylaws, these Bylaws may be altered, amended, changed or repealed and new Bylaws adopted by the affirmative vote of a majority of the outstanding shares of capital stock of the Corporation entitled to vote or by the Board of Directors, in either case at any meeting called for that purpose at which a quorum shall be present. Any bylaw, whether made, altered, amended, changed or repealed by the Shareholders or the Board of Directors may be repealed, amended, changed, further amended, changed, repealed or reinstated, as the case may be, either by the Shareholders or by the Board of Directors as herein provided; except that this Article XIII may be altered, amended, changed or repealed only by the affirmative vote of a majority of the outstanding shares of capital stock of the Corporation entitled to vote. Notwithstanding any other provisions of these Bylaws or any provision of law which might otherwise permit a lesser vote or no vote, following Admission, the affirmative vote of seventy five percent (75%) or more of the Voting Rights, voting together as a single class, shall be required to alter, amend or repeal Articles VII, VIII and XIII of these Bylaws.

* * *

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THIS IS TO CERTIFY:

That I am the duly elected, qualified and acting Secretary of XG TECHNOLOGY, INC., and that the foregoing bylaws were adopted as the bylaws of such corporation as of the 8th day of November, 2006, by the Board of Directors of such corporation.

Dated as of November 8, 2006

/s/ Roger G. Branton
Secretary

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